UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2015

Piedmont Natural Gas Company, Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina

(State of Other Jurisdiction of Incorporation)

1-6196	56-0556998
(Commission File Number)	(IRS Employer Identification No.)

4720 Piedmont Row Drive, Charlotte, NC	28210
(Address of Principal Executive Offices)	(Zip Code)

704-364-3120

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

ATM Equity Offering Sales Agreement

Piedmont Natural Gas Company, Inc. (the “Company”) entered into separate ATM Equity Offering Sales Agreements dated January 7, 2015 (the “Sales Agreements”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and J.P. Morgan Securities LLC (“J.P. Morgan”), respectively, in their capacity as agents and/or as principals (the “Agents”). Under the terms of the Sales Agreements, the Company may issue and sell, from time to time through either of the Agents, shares of its common stock, no par value per share (the “Shares”), up to an aggregates sales price of $170.0 million (subject to certain exceptions) during a period ending October 31, 2016.

Sales, if any, of the Shares under the Sales Agreements through the Agent acting as sales agent or directly to the Agent acting as principal will be made directly on the New York Stock Exchange, through electronic communications networks, to or through one or more market makers, in privately negotiated transactions or otherwise. The Company shall specify to the Agents the maximum number of Shares to be sold and the minimum price per Share at which such Shares may be sold. The Company will pay each Agent (or, in the case of a Forward Agreement (as defined below), the Forward Purchaser through a reduced initial forward sale price) a commission equal to 1.5% of the sales price of all shares sold through it as sales agent under the applicable Sales Agreement. The Shares offered under the Sales Agreements may be offered, issued and sold in at-the-market sales through the Agents or offered in connection with one or more Forward Agreements entered into pursuant to forward sale agreements described below.

The Shares will be offered pursuant to a registration statement previously filed with the Securities and Exchange Commission (the “Registration Statement”) on Form S-3 (File No. 333-196561).

J.P. Morgan is a dealer under the Company’s commercial paper program. An affiliate of Merrill Lynch is a lender and letter of credit issuer under the Company’s revolving credit agreement. J.P. Morgan and Merrill Lynch (and their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, and other advisory services to the Company. These parties have received, and may in the future receive, customary compensation from the Company for such services.

Forward Sale Agreements

In addition to the issuance and sale of Shares by the Company through the Agents, the Company also may enter into forward sale agreements (the “Forward Agreements”) with affiliates of the Agents (the “Forward Purchasers”), a form of which is filed as Exhibit 99.1 hereto. In connection with each Forward Agreement, the Forward Purchasers will, at our request, borrow from third parties and, through the Agents, sell a number of shares of the Common Stock equal to the number of shares underlying such Forward Agreement to hedge such Forward Agreement.

The initial forward sale price per share under each Forward Agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the shares of Common Stock are sold pursuant to the relevant Sales Agreements, subject to the price adjustment provisions of such Forward Agreement. If the Company elects to physically settle any Forward Agreement by delivering Shares, it will receive an amount of cash from the Forward Purchaser equal to the product of the initial forward sale price per share under such Forward Agreement and the number of shares underlying such Forward Agreement, subject to the price adjustment and other provisions of the Forward Agreement. Each Forward Agreement will provide that the initial forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to adjustment based on a floating interest rate factor equal to the federal funds rate less a spread. In addition, the initial forward sale price will be subject to decrease on certain dates specified in such Forward Agreement by the amount per share of quarterly dividends the Company expects to declare during the term of such Forward Agreement. If the federal funds rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

Except under the circumstances described in the next sentence, the Company has the right, in lieu of physical settlement of any Forward Agreement to elect cash or net share settlement of such Forward Agreement. The Forward Purchasers will have the right to accelerate each Forward Agreement and require the Company to physically settle on a date specified by the Forward Purchaser under the terms described in the Forward Agreement.

The Sales Agreements and the Forward Agreements are described in more detail in the prospectus supplement of the Company, dated January 7, 2015, together with the related prospectus dated June 6, 2014, filed with the Securities and Exchange Commission under Rule 424(b) on January 7, 2015. The Sales Agreements contain, and any Forward Agreements will contain, various representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Sales Agreements and the Forward Agreements set forth above are qualified in their entirety by reference to the Sales Agreements and the form Forward Agreement, which are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

This Current Report on Form 8-K is being filed for the purpose of filing exhibits to the Registration Statement on Form S-3 (File No. 333-196561) relating to the transactions described above. Copies of the Sales Agreements are filed as Exhibit 1.1 and Exhibit 1.2, a form of the Forward Agreement is filed as Exhibit 99.1, an opinion of Parker Poe Adams & Bernstein LLP is filed as Exhibit 5.1 and the consent of Parker Poe Adams & Bernstein LLP is filed as Exhibit 23.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Sales Agreement dated January 7, 2015 between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

1.2	Sales Agreement dated January 7, 2015 between the Company and J.P. Morgan Securities LLC.

5.1	Opinion of Parker Poe Adams & Bernstein LLP regarding the legality of the shares.

23.1	Consent of Parker Poe Adams & Bernstein LLP (included in the opinion filed as Exhibit 5.1 to this Current Report on Form 8-K).

99.1	Form of Forward Sale Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT NATURAL GAS COMPANY, INC.

Date: January 7, 2015	By:	/s/ Karl W. Newlin
Karl W. Newlin
Senior Vice President and Chief Financial Officer